                                                                    Exhibit 10.2


                  FIRST AMENDMENT TO REAL ESTATE SALE AGREEMENT

      This First Amendment to Real Estate Sale Agreement ("First Amendment") is made and entered into effective as of the 31st day of July, 2001, by and between Flextronics International USA, Inc., a California corporation ("Seller"), and SMTC Manufacturing Corporation of Texas, a Texas corporation ("Purchaser"), in light of the following recitals, to wit:

                                R E C I T A L S:

      Seller and Purchaser heretofore entered into that certain Real Estate Sale Agreement (the "Contract") dated February 23, 2001, providing for sale by Seller and purchase by Purchaser of the land (together with all improvements situated thereon) described as follows:

            Lots 1, 2 and 3, of ROLM BUSINESS PARK, a subdivision of Travis County, Texas, according to the map or plat recorded in Volume 89, Pages 263-265, of the Plat Records of Travis County, Texas.

      Seller and Purchaser now desire to amend the Contract in certain respects. All defined terms used in this First Amendment shall have the same meaning ascribed in the Contract unless otherwise set forth herein.

      NOW, THEREFORE, for and in consideration of the premises and of the mutual agreements set forth herein, Seller and Purchaser hereby agree as follows:

      1. Closing Date. The Closing Date of the transaction contemplated by the Contract (as defined in Section 4.1 of the Contract) is hereby extended to a date not later than August 31, 2001. The closing of the sale and purchase of the Project as provided in the Contract shall be consummated at a Closing to be held at the office of the Title Company on August 31, 2001, or on such earlier date specified by Purchaser to Seller in writing on not less than five (5) business days advance notice to Seller.

      2. Earnest Money. By execution of this First Amendment, Seller acknowledges that Title Company holds Five Hundred Thousand and No/100's Dollars ($500,000.00) as Earnest Money.

      Seller and Purchaser ratify and confirm the Contract as amended by this First Amendment.

      Executed on the dates indicated below to be effective as of the date first written above.

                                        Flextronics International USA, Inc.,
                                        a California corporation


                                        By: /s/Mike Carney
                                            ----------------------------------
                                            Name: Mike Carney
                                            Title: General Manager

Date:  7/31/01

                                        SMTC Manufacturing Corporation of Texas, a Texas corporation


                                        By: /s/Richard N. Winter
                                            ----------------------------------
                                            Richard N. Winter
                                            Director of Finance
Date:  7/31/01


                                       -2-